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                                                                     Exhibit 5.1
          [ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON, P.C. LETTERHEAD]

                                February  , 2000

MGC Communications, Inc.
171 Sully's Trail, Suite 202
Pittsford, NY 14534

     Re: MGC Communications, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 filed by MGC Communications, Inc. (the "Company"), a Nevada corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of (i) 5,175,000 shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock"), including 4,470,959 shares to be sold by the Company and 29,041 shares to be sold by certain selling stockholders named in the Registration Statement (the "Selling Stockholders") to the underwriters named in the Registration Statement (the "Underwriters"), for resale by them to the public, and 675,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters by the Company, and (ii) 3,450,000 shares of Series D Convertible Preferred Stock, $.001 par value per share, of the Company (the "Preferred Stock"), including 3,000,000 shares to be sold by the Company to the Underwriters for resale by them to the public and 450,000 shares of Preferred Stock subject to an over-allotment option granted to the Underwriters by the Company.

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock and Preferred Stock as we deemed relevant or necessary for the opinions herein expressed. Upon the basis of the foregoing, it is our opinion that:

     1. The shares of Common Stock to be sold by the Selling Stockholders as described in the Registration Statement are legally issued, fully-paid and nonassessable.

     2. The shares of Common Stock and Preferred Stock to be issued and sold by the Company to the Underwriters will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, legally issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                Your truly,



                                ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON, P.C.


                                By: /s/ Robert B. Goldberg
                                    -------------------------------------------
                                    Robert B. Goldberg